Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Fiscal Quarter Results

SAN JOSE, Calif.—July 28, 2014—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its second fiscal quarter ended June 30, 2014.

Total revenues for the second fiscal quarter of 2014 totaled $24.6 million, down 9% from $27.1 million for the first fiscal quarter of 2014 and down 1% when compared to total revenues of $24.8 million for the second fiscal quarter of 2013. Design-to-silicon-yield solutions revenue for the second fiscal quarter of 2014 totaled $13.1 million, down 12% from $14.9 million for the first fiscal quarter of 2014 and down 12% when compared to design-to-silicon-yield solutions revenue of $15.0 million for the second fiscal quarter of 2013. Gainshare performance incentives revenue for the second fiscal quarter of 2014 totaled $11.5 million, down 5% from $12.2 million for the first fiscal quarter of 2014 and up 17% when compared to gainshare performance incentives revenue of $9.8 million for the second fiscal quarter of 2013.

On a GAAP basis, net income for the second fiscal quarter of 2014 was $4.7 million, or $0.15 per basic and diluted share, compared to $6.3 million, or $0.21 per basic and $0.20 per diluted share, for the first fiscal quarter of 2014, and compared to $4.6 million, or $0.15 per basic and diluted share, for the second fiscal quarter of 2013.

Cash and cash equivalents were $106.9 million at June 30, 2014, compared to $89.4 million at December 31, 2013.

Non-GAAP net income for the second fiscal quarter of 2014 was $9.0 million, or $0.28 per diluted share, compared to $9.5 million, or $0.30 per diluted share, for the first fiscal quarter of 2014, and compared to $7.7 million, or $0.25 per diluted share, for the second fiscal quarter of 2013. EBITDAR for the second fiscal quarter of 2014 was $10.6 million, or $0.33 per diluted share, compared to $11.5 million, or $0.36 per diluted share, for the first fiscal quarter of 2014, and compared to $9.4 million, or $0.30 per diluted share, for the second fiscal quarter of 2013.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, restructuring charges, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made on the conference call to discuss these results regarding PDF Solutions' final financial results for its second fiscal quarter ended June 30, 2014, including the Company's future expected financial results, are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at Gainshare-covered facilities; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2013, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) electrical test chip infrastructure provides the core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. Proprietary Template™ layout patterns provide optimum area, performance, and manufacturability for designing IC products. The proprietary Exensio™ solution for YieldAware™ FDC enables world-class variability control in manufacturing, in part by leveraging PDF Solutions’ industry-leading dataPOWER® yield management system (YMS) and mæstria® fault detection and classification (FDC) software. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, Singapore, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Exensio, Template and YieldAware are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$106,909	$89,371
Accounts receivable, net	30,705	34,860
Deferred tax assets - current portion	4,181	5,920
Prepaid expenses and other current assets	5,321	3,632
Total current assets	147,116	133,783
Property and equipment, net	8,497	7,064
Deferred tax assets - long-term portion	8,196	8,599
Other non-current assets	1,597	1,718
Total assets	165,406	151,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$933	$1,129
Accrued compensation and related benefits	6,024	7,707
Accrued and other current liabilities	1,668	1,593
Deferred revenues	3,442	2,096
Billings in excess of recognized revenues	128	343
Total current liabilities	12,195	12,868
Non-current liabilities	3,409	3,584
Total liabilities	15,604	16,452

Stockholders’ equity:
Common stock and additional paid-in-capital	242,519	233,818
Treasury stock at cost	(33,326)	(28,905)
Accumulated deficit	(59,698)	(70,649)
Accumulated other comprehensive income	307	448
Total stockholders’ equity	149,802	134,712
Total liabilities and stockholders’ equity	$165,406	$151,164

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

Revenues:
Design-to-silicon-yield solutions	$13,091	$14,919	$14,950	$28,010	$29,798
Gainshare performance incentives	11,519	12,167	9,826	23,686	19,088
Total revenues	24,610	27,086	24,776	51,696	48,886

Direct costs of design-to-silicon-yield solutions	8,847	9,705	9,741	18,552	19,398
Gross profit	15,763	17,381	15,035	33,144	29,488

Operating expenses:
Research and development	3,337	3,596	3,184	6,933	6,548
Selling, general and administrative	4,661	4,329	4,404	8,990	9,198
Amortization of other acquired intangible assets	12	18	19	30	37
Restructuring charges (credits)	-	57	9	57	(43)
Total operating expenses	8,010	8,000	7,616	16,010	15,740

Income from operations	7,753	9,381	7,419	17,134	13,748
Interest and other income (expense), net	(27)	(87)	(76)	(114)	174
Income before income taxes	7,726	9,294	7,343	17,020	13,922
Income tax provision	3,030	3,039	2,791	6,069	4,639
Net income	$4,696	$6,255	$4,552	$10,951	$9,283

Net income per share:
Basic	$0.15	$0.21	$0.15	$0.36	$0.31
Diluted	$0.15	$0.20	$0.15	$0.34	$0.30

Weighted average common shares:
Basic	30,590	30,477	29,650	30,533	29,501
Diluted	31,882	31,965	31,154	31,923	30,985

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
GAAP net income	$4,696	$6,255	$4,552	$10,951	$9,283
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,375	1,659	1,709	4,034	3,018
Amortization of other acquired intangible assets	12	18	19	30	37
Restructuring charges (credits)	-	57	9	57	(43)
Non-cash portion of income tax expense	1,869	1,499	1,416	3,368	2,146
Non-GAAP net income	$8,952	$9,488	$7,705	$18,440	$14,441

GAAP net income per diluted share	$0.15	$0.20	$0.15	$0.34	$0.30
Non-GAAP net income per diluted share	$0.28	$0.30	$0.25	$0.58	$0.47

Shares used in diluted shares calculation	31,882	31,965	31,154	31,923	30,985

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013

GAAP net income	$4,696	6,255	4,552	$10,951	9,283
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,375	1,659	1,709	4,034	3,018
Amortization of other acquired intangible assets	12	18	19	30	37
Restructuring charges (credits)	-	57	9	57	(43)
Depreciation expense	482	458	318	940	574
Income tax provision	3,030	3,039	2,791	6,069	4,639
EBITDAR	$10,595	$11,486	$9,398	$22,081	$17,508

EBITDAR per diluted share	$0.33	$0.36	$0.30	$0.69	$0.57

Shares used in diluted shares calculation	31,882	31,965	31,154	31,923	30,985